UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 13, 2018

The Boston Beer Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Massachusetts	001-14092	04-3284048
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Design Center Place, Suite 850, Boston, Massachusetts		02210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(617) 368-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Hiring of New President and Chief Executive Officer

On February 14, 2018, the Company announced that David A. Burwick will join the Company as President and Chief Executive Officer in the second quarter of 2018. In that capacity, Mr. Burwick will continue to serve as a Director on the Company’s Board of Directors, a position he has held since May 2005. He will also serve as President of each of the Company’s subsidiaries.

Mr. Burwick entered into a contingent Offer Letter with the Company on January 23, 2018, subject to subsequent approval by the Board of Directors and the Compensation Committee of the Board of Directors. A copy of the Offer Letter is attached hereto as Exhibit 10.1. The appointment was approved by the Company’s Compensation Committee on February 13, 2018, and the Board of Directors on February 14, 2018.

Mr. Burwick’s annual base salary will be $750,000, with his 2018 bonus determined by the Company’s performance against its “Goals” in accordance with its bonus “Scale”, both of which are described in the Current Report on Form 8-K filed by the Company on December 21, 2017. If the Company achieves the 100% payout level on the Scale in 2018, Mr. Burwick’s bonus will be 100% of his $750,000 annual base salary and not prorated. His bonus potential for Fiscal Year 2019 and subsequent years will be not less than 100% of his earned base salary, if the Company hits its annual performance targets approved by the Compensation Committee.

The Company will pay Mr. Burwick a signing bonus of $1,600,000, payable in one installment with his first paycheck after he commences full-time employment (his “Start Date”). The bonus is subject to: (i) full forfeiture in the event that Mr. Burwick voluntarily terminates his employment with the Company, other than for certain predefined reasons, prior to the first anniversary of his Start Date; and (ii) fifty percent (50%) forfeiture in the event that Mr. Burwick voluntarily terminates his employment with the Company, other than for certain predefined reasons, after the first anniversary of his start date but prior to the second anniversary of his Start Date.

The Company will grant two one-time restricted stock awards to Mr. Burwick for the purposes of recruitment and retention. Both awards will be granted during the open window period following the Company’s next earnings release after Mr. Burwick’s Start Date (the “Grant Date”). The number of shares will be determined on the Grant Date based on the market price of the Company’s Class A Shares on the day prior to the Grant Date (the “Closing Price”).

The first such restricted stock award will be for a number of Class A Shares valued at the Closing Price at approximately $7,750,000. The award will be contingent upon Mr. Burwick’s continued employment with the Company on the applicable vesting dates, with one-third of the shares vesting on the anniversary of the Start Date in each of the three years 2019 through 2021, subject to accelerated vesting upon the occurrence of certain specified events.

The second such restricted stock award will be for a number of Class A Shares valued at the Closing Price at approximately $6,000,000. The award will be contingent upon Mr. Burwick’s continued employment with the Company on the applicable vesting dates, with one-half of the shares vesting on the second anniversary of the Start Date, and one-quarter of the shares vesting on each of the third and fourth anniversaries of the Start Date, subject to accelerated vesting upon the occurrence of certain specified events.

Mr. Burwick will also be eligible for annual equity grants with an aggregate accounting value of not less than $2,000,000. The initial annual grants will: (i) be made on the Grant Date; (ii) be a combination of a restricted stock award and a performance-based option, valued at approximately $1,000,000 each, with the total number of shares for each grant determined by the Closing Price; and (iii) have the same vesting criteria as the equity grants that were awarded to the Company’s other executive officers on January 1, 2018. The exercise price of the initial performance-based option will be the Closing Price. It is anticipated that any equity grants to Mr. Burwick beginning in 2019 will be similar in structure to the grants to the other executive officers, and will in all events be subject to formal approval by the Compensation Committee, the Board of Directors, and the Class B Stockholders.

Under certain circumstances, if, within (i) the first five (5) years of his employment with the Company and (ii) twelve months after C. James Koch and/or members of his family cease to control a majority of the Company’s issued and outstanding Class B Common Stock (a “Change in Control”), Mr. Burwick’s employment with the Company terminates, he shall be entitled to receive a lump sum severance benefit equal to 1.5 times the sum of his base annual salary and target bonus in effect for the Fiscal Year in which the Change in Control occurs.

The Company will provide Mr. Burwick with certain relocation assistance related to the sale of his current home, finding and purchasing a new home in the Boston area, and temporary housing through the time he moves into his new home or July 31, 2018, whichever is earlier, up to a maximum for all such assistance of $600,000. Mr. Burwick will be eligible to participate in the Company’s employee compensation or benefit plans and programs as may generally be made available to other Company employees at his level, except the CEO position is not eligible for the Company’s Investment Share Program.

On his Start Date, Mr. Burwick will step down from his positions on the Compensation Committee and Nominating/Governance Committee of the Company’s Board of Directors, as only independent directors may serve on the Board’s standing committees.

As required under the Offer Letter, on his Start Date, Mr. Burwick will be required to sign an Executive Employee Restrictive Covenant Agreement that includes a covenant not to compete that extends for three years after he ceases to be an employee of the Company.

Mr. Burwick has no familial or other material relationship with the Company, either directly or indirectly as a partner, shareholder, or officer of an organization that has a relationship with the Company. There are no transactions in which Mr. Burwick has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The Company issued a press release regarding such appointment on February 14, 2018, which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Retirement of Martin F. Roper

On February 2, 2017, the Company announced that Martin F. Roper intended to retire as the Company’s President and Chief Executive Officer and a member of its Board of Directors on February 28, 2018. Mr. Roper has agreed that he will remain with the Company in those capacities on a fulltime basis until Mr. Burwick’s Start Date, at which time he will step down from them, and be available to consult with Mr. Burwick on transition matters through May 2018. For his services past February 28, 2018, Mr. Roper will be paid a gross salary of $250,000 for March and $65,250 per month, which is his current 2018 monthly base salary rate, for April and May.

Named Executive Officer Bonuses and Salaries

The Compensation Committee met on February 13, 2018 and reviewed the Company’s performance against certain bonus goal targets for its fiscal year ended December 30, 2017 (“Fiscal Year 2017”). The bonus goals for each of the Company’s Named Executive Officers for Fiscal Year 2017 are based entirely on the Company’s performance against certain Company-wide goals, which consisted of achieving: (1) certain depletions growth targets in 2017 over 2016, which are weighted as 60% of the Company-wide goals; (2) certain EBIT targets, which are weighted as 20% of the Company-wide goals; and (3) certain resource efficiency and cost savings targets, which are weighted as 20% of the Company-wide goals. Bonus payouts for our Named Executive Officers are determined in accordance with a scale that provides for between 0% and 250% payout of the respective target bonus, based on the Company’s performance against each of these respective targets. The target bonus is defined as a percentage of base salary, which ranges between 50% and 100% depending on the Named Executive Officer.

The target parameters of the 2017 Company wide-goals were established by the Compensation Committee on December 7, 2016, based on the Company’s then 2017 Financial Plan. On February 17, 2017, in light of changes to the 2017 Financial Plan since December 7, 2016, the Board of Directors voted to correspondingly revise the target parameters of the 2017 Company-wide goals for all employees, except the Chairman and the CEO, who would remain subject to the 2017 Company-wide goals previously established on December 7, 2016. For the sake of clarity, the Company-wide goals applicable to all employees except for the Chairman and the CEO are referred to herein as the “Company Goals” and the goals applicable to the Chairman and the CEO are referred to herein as the “Chairman/CEO Goals.”

The Committee determined that the Company achieved 36.6% of the 2017 Chairman/CEO Goals and 83.6% of the 2017 Company Goals and correspondingly approved the following bonus payouts for the Company’s Fiscal Year 2017 Named Executive Officers, namely Founder and Chairman C. James Koch, President and Chief Executive Officer Martin F. Roper, Treasurer and Chief Financial Officer Frank H. Smalla, Chief Sales Officer John C. Geist, and Chief Marketing Officer Jonathan N. Potter. Based on the Company’s performance against the Company Goals and the Chairman/CEO Goals in 2017, the Committee approved bonuses of:

$148,230 for Mr. Koch, representing 36.6% of his target bonus;
$229,262 for Mr. Roper, representing 36.6% of his target bonus;
$252,729 for Mr. Smalla, representing 83.6% of his target bonus;
$252,729 for Mr. Geist, representing 83.6% of his target bonus; and
$200,077 for Mr. Potter, representing 83.6% of his target bonus.

Additionally, as contemplated by Section 6(f) of Mr. Roper’s Retirement Letter Agreement, the Committee awarded Mr. Roper a discretionary bonus of $780,000 in recognition of his services as CEO for the entirety of Fiscal Year 2017 following his announced retirement, as well as his effective contributions of preparing for a seamless CEO transition. A copy of the Retirement Letter Agreement was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 6, 2017.

The Committee also approved 2018 base salaries for its Named Executive Officers of:

$415,000 for Mr. Koch, a 2.5% increase from his 2017 base salary;
$520,000 for Mr. Smalla, a 3.0% increase from his 2017 base salary;
$520,000 for Mr. Geist, a 3.0% increase from his 2017 base salary; and
$492,000 for Mr. Potter, a 2.6% increase from his 2017 base salary.

The salary increases will be effective as of March 26, 2018, the same date that any salary increases for other employees will take effect. In the event that the effective date is changed for other employees, the date will change in a corresponding manner for the Named Executive Officers.

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Exhibit Index

Exhibit No.	Description

10.1	The Boston Beer Company Inc. Offer Letter dated January 23, 2018
99.1	Press Release of The Boston Beer Company, Inc. dated February 14, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc.

February 16, 2018	By:	/s/ C. James Koch

Name: C. James Koch
Title: Founder & Chairman

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